UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2017
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State Street Corporation
(Exact name of registrant as specified in its charter)
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Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street Boston, Massachusetts	02111
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (617) 786-3000
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At State Street Corporation's annual meeting of shareholders held on May 17, 2017, State Street's shareholders approved the 2017 Stock Incentive Plan (the “Plan”). The purpose of the Plan is to advance the interests of State Street’s shareholders by enhancing State Street’s ability to attract, retain and motivate persons who are expected to make important contributions to State Street and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of State Street’s shareholders. The Plan, among other things, allows for the issuance of up to 8,300,000 shares of State Street’s common stock, plus up to an additional 28,500,000 shares of State Street’s common stock, which is equal to the sum of (1) the number of shares of common stock reserved for issuance under State Street’s 2006 Equity Incentive Plan that remained available for grant immediately prior to the annual meeting and (2) the number of shares of common stock subject to awards granted under the 2006 Equity Incentive Plan that, following the annual meeting, may expire, terminate or be otherwise surrendered, canceled, forfeited or repurchased by State Street at their original issuance price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations of the Internal Revenue Code of 1986, as amended).

The Plan had previously been approved by State Street's Board of Directors, and its effectiveness was subject to shareholder approval. The provisions of the Plan are described in the proxy statement for State Street's 2017 annual meeting under “Item 4 - Approval of The 2017 Stock Incentive Plan,” which description is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference. The description of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.2 and incorporated herein by reference.

Item 5.07.     Submission of Matters to a Vote of Security Holders.

On May 17, 2017, State Street Corporation held its annual meeting of shareholders. 351,696,933 shares of State Street’s common stock were represented in person or by proxy at the meeting, representing approximately 92% of the 381,657,541 shares of State Street’s common stock outstanding as of the close of business on March 10, 2017, the record date for the meeting. The following matters were voted on at the meeting:

•	the election of ten director nominees;

•	the approval of an advisory proposal on executive compensation;

•	the recommendation, by an advisory proposal, for the frequency of future advisory proposals on executive compensation;

•	the approval of the 2017 Stock Incentive Plan; and

•	the ratification of the selection of Ernst & Young LLP as State Street’s independent registered public accounting firm for the year ending December 31, 2017.

The shareholders voted to elect the ten director nominees, to approve the advisory proposal on executive compensation, to recommend an annual frequency for future advisory proposals on executive compensation, to approve the 2017 Stock Incentive Plan and to ratify the selection of the independent registered public accounting firm.

The number of votes cast for or against and the number of abstentions and broker non-votes, as applicable, in connection with each matter presented for shareholder consideration at the meeting, are set forth below:

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes
Kennett F. Burnes	323,227,885	5,446,017	296,982	22,726,049
Patrick de Saint-Aignan	326,950,086	1,685,256	335,542	22,726,049
Lynn A. Dugle	326,953,780	1,657,261	359,843	22,726,049
Amelia C. Fawcett	325,522,971	3,114,349	333,564	22,726,049
William C. Freda	326,753,383	1,855,346	362,155	22,726,049
Linda A. Hill	324,462,802	4,213,288	294,794	22,726,049
Joseph L. Hooley	320,295,054	7,205,300	1,470,530	22,726,049
Sean O'Sullivan	327,882,808	725,688	362,388	22,726,049
Richard P. Sergel	320,839,802	7,790,115	340,967	22,726,049
Gregory L. Summe	321,185,573	7,438,437	346,874	22,726,049
Proposal 2 - Advisory Proposal on Executive Compensation

For	Against	Abstain	Broker Non-Votes
316,787,249	11,556,662	626,973*	22,726,049*
96.5%	3.5%

Proposal 3 - Advisory Proposal on the Frequency of Future Advisory Proposals on Executive Compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
303,830,035	469,266	24,108,246	563,337*	22,726,049*
92.5%	0.1%	7.4%
Proposal 4 - Approval of the 2017 Stock Incentive Plan

For	Against	Abstain	Broker Non-Votes
313,706,893	14,591,782	672,209	22,726,049*
95.4%	4.4%	0.2%
Proposal 5 - Ratification of the selection of Ernst & Young LLP as State Street's Independent Registered Public Accounting Firm for the Year Ending December 31, 2017

For	Against	Abstain	Broker Non-Votes
342,707,181	8,758,385	231,367*	**
97.5%	2.5%		**

*	Not counted as votes cast
**	Not applicable

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits

99.1	Text of "Item 4 - Approval of The 2017 Stock Incentive Plan" from the proxy statement for State Street's 2017 annual meeting of shareholders
99.2	2017 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

		By:	/s/ David C. Phelan
		Name:	David C. Phelan
		Title:	Executive Vice President, General Counsel and Assistant Secretary
Date:	May 23, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Text of "Item 4 - Approval of The 2017 Stock Incentive Plan" from the proxy statement for State Street's 2017 annual meeting of shareholders
99.2	2017 Stock Incentive Plan